Exhibit 99.1

September 28, 2018

CNL Healthcare Properties II, Inc.

450 South Orange Avenue

Orlando, FL 32801

Attention: Board of Directors

Ladies and Gentlemen:

I hereby resign from the Board of Directors of CNL Healthcare Properties II, Inc. (the “Company”) and all committees thereof, effective September 30, 2018. There were no disagreements between the Company and me relative to this resignation.

Thank you for the opportunity to be of service.

Sincerely,

/s/ J. Chandler Martin